Exhibit 99.1

For further information:

Media Contact:

Amy Yuhn

312-564-1378

ayuhn@theprivatebank.com

Investor Relations Contact:

Sarah Lewensohn

312-564-3894

slewensohn@theprivatebank.com

For Immediate Release

PrivateBancorp Reports Fourth Quarter and Full Year 2011 Results

•	Full year 2011 diluted earnings per share of $0.43, compared to loss of $0.17 per share in 2010

•	Total loans increased 4 percent from the third quarter

•	Asset quality improves; non-performing loans decrease 15 percent in the fourth quarter

CHICAGO, January 24, 2012 – PrivateBancorp, Inc. (NASDAQ: PVTB) today reported net income available to common shareholders of $7.6 million, or $0.11 per diluted share, for the fourth quarter 2011, compared to $8.5 million, or $0.12 per diluted share, for the fourth quarter 2010. For the 12 months ended December 31, 2011, the Company had net income available to common shareholders of $30.7 million, or $0.43 per diluted share, compared to a net loss of $12.1 million, or $0.17 loss per diluted share, for the prior year.

“We remain focused on executing our relationship-based commercial middle market strategy and our results in 2011 reflect the improvement in overall asset quality as well as the success we’ve had in growing our business,” said Larry D. Richman, President and Chief Executive Officer, PrivateBancorp, Inc. “Over the year, we added important new client relationships, continued to grow our commercial and industrial loans, and increased non-interest income. In 2011, our loan mix improved, the credit characteristics of the portfolio were stronger and non-performing assets declined, which combined to help drive the turnaround and led to $30.7 million in net income for the year. I believe we are positioned to benefit as the economic environment improves.

“We ended the year with a solid fourth quarter, including more than $330 million in net loan growth from new commercial relationships and increased demand from existing clients. Given our healthy pipeline and the opportunities we have to grow client relationships, I am confident that, as we move into 2012, we will continue to leverage the strengths of our team to serve our clients and our communities and continue to build long-term shareholder value.”

Fourth Quarter and Full Year Results

•

Full year 2011 net income available to common shareholders grew to $30.7 million compared to a net loss of $12.1 million for the full year 2010. Net interest margin was 3.48 percent for the fourth quarter 2011, compared to 3.49 percent in the prior quarter.

•

Total loans grew $333.6 million this quarter with the majority of the growth in commercial and industrial loans. Over the course of the year the Company increased commercial and industrial loans to 60 percent of the total loan portfolio at year-end 2011 compared to 54 percent a year ago.

•

Total deposits increased to $10.4 billion at December 31, 2011, with growth in non-interest bearing deposits of 15 percent from the end of the third quarter 2011. While total deposits were relatively flat compared to prior year, non-interest bearing deposits comprised 31 percent of total deposits at December 31, 2011, compared to 21 percent at December 31, 2010.

•

Special mention and potential problem loans continued to decline. At year-end 2011, special mention and potential problem loans were $382.1 million, a decrease of $113.6 million, or 23 percent, from September 30, 2011 and a decrease of $524.4 million, or 58 percent, from the prior year.

•

Non-performing assets declined 8 percent from September 30, 2011 and 15 percent from December 31, 2010, reflecting disposition activity and ongoing workout efforts. Disposition activity for the quarter included $68.1 million in problem loans and $20.3 million in other real estate owned (OREO). Total problem asset dispositions were $387.8 million for the full year 2011.

Operating Performance

Net revenue was $129.0 million in the fourth quarter 2011, compared to $136.1 million in the fourth quarter 2010 and $129.4 million in the third quarter 2011. The fourth quarter 2011 results include net securities gains of $364,000, compared to $9.3 million net securities gains in the fourth quarter 2010 and $4.4 million net securities gains in the third quarter 2011. Excluding net securities gains, net revenue increased 2 percent from the fourth quarter 2010 and 3 percent from the third quarter 2011.

For the full year 2011, net revenue increased to $508.2 million compared to $497.8 million in 2010. Excluding net securities gains of $5.8 million and $12.2 million for years ended 2011 and 2010, respectively, net revenue increased 3 percent. Overall net revenue performance on a year-over-year basis was driven by net interest margin expansion and ongoing cross-sell to new and existing clients.

Net interest margin was 3.48 percent for the fourth quarter 2011, compared to 3.33 percent in the fourth quarter 2010 and 3.49 percent for the third quarter 2011. During the fourth quarter 2011 net interest margin benefited from a number of factors including the continued execution of the Company’s strategy to improve the loan mix including the replacement of low-yielding commercial real estate loans and non-performing loan balances with better priced commercial and industrial and commercial real estate loans. Net interest margin also benefited from the increase in short-term LIBOR during the quarter. Increased volume of non-interest bearing demand accounts and downward deposit repricing during the quarter favorably impacted the cost of funds, benefiting net interest margin by 5 basis points as compared to the third quarter 2011. Net interest income increased to $103.0 million in the fourth quarter 2011, compared to $100.3 million for the fourth quarter 2010 and $101.1 million in the third quarter 2011. For the full year 2011, net interest income increased 2 percent to $407.1 million, from $401.0 million for full year 2010.

Operating profit was $52.8 million in the fourth quarter 2011, compared to $53.9 million in the fourth quarter 2010 and $54.4 million in the third quarter 2011. Excluding net securities gains, operating profit increased 18 percent from the fourth quarter 2010 and 5 percent from the third quarter 2011. For the full year, operating profit increased to $206.0 million, compared to $198.2 million in 2010. Operating profit, excluding net securities gains, grew 8 percent from the prior year.

Non-interest income was $25.4 million in the fourth quarter 2011, compared to $34.9 million in the fourth quarter 2010 and $27.6 million in the third quarter 2011. Non-interest income decreased 2 percent compared to the fourth quarter 2010 and increased 8 percent compared to the third quarter 2011, excluding net securities gains. For the full year 2011, non-interest income increased to $98.2 million, up from $93.2 million for the year ended December 31, 2010. Excluding net securities gains, non-interest income grew 14 percent from the prior year.

Treasury management income increased 14 percent from the fourth quarter 2010 and 5 percent from the third quarter 2011. Trust and investment income for the fourth quarter was $4.0 million, compared to $4.6 million in the fourth quarter 2010 and $4.5 million in the third quarter 2011. Capital markets revenue was $5.5 million for the fourth quarter 2011, compared to $6.8 million for the fourth quarter 2010 and $5.5 million for the third quarter 2011. Excluding the impact of the credit valuation adjustment, capital markets revenue was $5.2 million in the fourth quarter 2011, compared to $5.0 million in the fourth quarter 2010 and $6.7 million in the third quarter 2011. Capital markets revenue declined compared to the third quarter 2011 due to some large transactions that occurred in the third quarter. Loan and credit related fees grew 19 percent from the fourth quarter 2010 and 4 percent from last quarter due to increased syndications revenue.

Mortgage banking income was $3.0 million in the fourth quarter 2011, compared to $3.5 million in the fourth quarter 2010 and $1.6 million in the third quarter 2011. The fourth quarter 2011 benefited from a full quarter of refinance activity based on the low interest rate environment.

Expenses

Non-interest expense was $76.2 million in the fourth quarter 2011, compared to $82.1 million in the fourth quarter 2010 and $75.0 million in the third quarter 2011. Non-interest expense for the full year 2011 was $302.3 million, relatively flat compared to $299.6 million for the full year 2010 due to continued expense management throughout the year.

Salary and benefit expense was higher in the fourth quarter 2011, compared to the fourth quarter 2010 and the third quarter 2011, due to an increase in commission-based compensation and a higher annual incentive compensation accrual. Insurance expense declined compared to the fourth quarter 2010 and the third quarter 2011 due to the implementation of a change in the FDIC calculation methodology. Overall credit costs remain elevated.

The efficiency ratio was 59.1 percent in the fourth quarter 2011, compared to 60.4 percent in the fourth quarter 2010 and 58.0 percent in the third quarter 2011.

The effective tax rate for the fourth quarter was 46.1 percent and was impacted by the non-deductibility of certain compensation expense as well as reduced tax benefits relating to the impact of current share price valuation on stock-based compensation. Based on the Company’s current projection, the effective tax rate for 2012 should decline from the fourth quarter rate, although the rate will continue to be dependent on a number of factors, including future share prices.

Credit Quality

The 2011 results reflect strong progress in improving the overall asset quality of the portfolio and reducing problem assets. Non-performing assets declined to $385.6 million at December 31, 2011, down from $454.6 million at December 31, 2010, and $421.1 million at September 30, 2011. Non-performing assets to total assets were 3.11 percent at December 31, 2011, compared to 3.65 percent at December 31, 2010, and 3.50 percent at September 30, 2011. Non-performing loans were $259.9 million at year-end 2011, down from $365.9 million a year ago and $304.7 million at the end of last quarter. Non-performing loan inflows were $67.5 million in the fourth quarter 2011.

Special mention and potential problem loans declined further in the fourth quarter 2011, down 23 percent from third quarter 2011. Over the past year, special mention and potential problem loans have declined $524.4 million, or 58 percent, to $382.1 million at December 31, 2011. The Company disposed of $387.8 million problem assets this year, with an aggregate incremental charge of 15 percent based on the carrying value net of specific reserves at the time of disposition. The Company expects continued strengthening of the credit quality of the portfolio as problem loan resolutions continue.

The fourth quarter 2011 provision for loan losses was $29.8 million, excluding covered loan provision, down from $34.5 million in the fourth quarter 2010 and $32.3 million in the third quarter 2011. For the full year 2011, the provision for loan losses was $130.6 million, excluding covered loan provision, down from $192.0 million in the prior year. The allowance for loan losses at December 31, 2011 was $191.6 million, or 2.13% of total loans, compared to $222.8 million, or 2.44% of total loans, at December 31, 2010 and $200.0 million, or 2.31% of total loans at September 30, 2011. The allowance for loan losses as a percentage of non-performing loans was 74 percent at December 31, 2011, compared to 61 percent at December 31, 2010, and 66 percent at September 30, 2011.

Net charge-offs were $38.2 million for the quarter ended December 31, 2011, compared to $35.1 million for the fourth quarter 2010 and $38.6 million for the third quarter 2011. For the year ended December 31, 2011, net charge-offs were $161.8 million, down from $190.9 million in the prior year.

Restructured loans accruing interest were $100.9 million at December 31, 2011, compared to $87.6 million at December 31, 2010 and $106.3 million at September 30, 2011. The Company utilizes loan restructuring in an effort to maximize economic recovery.

Credit quality results exclude $306.8 million in covered assets as of the end of the fourth quarter 2011, referring to certain assets acquired through an FDIC-assisted transaction that are subject to a loss-sharing agreement, compared to $397.2 million in the fourth quarter 2010 and $319.0 million in the third quarter 2011.

Balance Sheet

Commercial and industrial loans were $5.4 billion, an increase of 11 percent compared to prior year and an increase of 6 percent from September 30, 2011. Total loans were $9.0 billion at year-end 2011, compared to $9.1 billion at year-end 2010 and $8.7 billion at September 30, 2011.

Total assets were $12.4 billion at December 31, 2011, compared to $12.5 billion at December 31, 2010, and $12.0 billion at September 30, 2011. Total deposits were $10.4 billion at December 31, 2011, compared to $10.5 billion at December 31, 2010, and $10.1 billion at September 30, 2011. Non-interest bearing deposits grew to $3.2 billion, an increase of 44 percent compared to $2.3 billion a year ago. The increase in non-interest bearing deposit balances can be attributed to several factors including growth from existing and new commercial client relationships, client focused treasury management product offerings, and deposit movements reflecting our clients’ desire to hold greater liquidity in this economic environment.

The Company’s investment securities portfolio was $2.3 billion at December 31, 2011, compared to $1.9 billion at December 31, 2010, and $2.2 billion at September 30, 2011. Net unrealized gains were $73.6 million, compared to $32.0 million at the end of the fourth quarter 2010 and $74.2 million at the end of the third quarter 2011. The change in net unrealized gains compared to the prior year was primarily due to the decrease in interest rates. The securities portfolio is primarily composed of U.S. government agency backed mortgage pools, agency collateralized mortgage obligations, and investment grade municipal bonds.

Capital

As of December 31, 2011, the total risk-based capital ratio was 14.28 percent, the Tier 1 risk-based capital ratio was 12.38 percent, and the leverage ratio was 11.33 percent. Tier 1 common capital ratio was 8.04 percent and tangible common equity ratio was 7.69 percent at the end of the fourth quarter 2011.

Quarterly Conference Call and Webcast Presentation

PrivateBancorp will host a conference call on Tuesday, January 24, 2012, at 10 a.m. CT. The call may be accessed by telephone at (888) 782-9127 (U.S. and Canada) or (706) 634-5643 (International) and entering passcode # 38453385. A live webcast of the call can be accessed on the Company website at www.theprivatebank.com by visiting the Investor Relations tab under the About Us section. A rebroadcast will be available beginning approximately two hours after the call until midnight on January 26, 2012, by calling (855) 859-2056 (U.S. and Canada) or (404) 537-3406 (International) and entering passcode # 38453385.

About PrivateBancorp, Inc.

PrivateBancorp, Inc., through its subsidiaries, delivers customized business and personal financial services to middle-market companies, as well as business owners, executives, entrepreneurs and families in all of the markets and communities we serve. As of December 31, 2011, the Company had 34 offices in 10 states and $12.4 billion in assets. The Company website is www.theprivatebank.com.

Forward-Looking Statements

Statements contained in this press release that are not historical facts may constitute forward-looking statements within the meaning of federal securities laws. Our ability to predict results or the actual effects of future plans, strategies or events is inherently uncertain. Factors which could cause actual results to differ from those reflected in forward-looking statements include, but are not limited to: unforeseen credit quality problems or further deterioration in problem assets that could result in charge-offs greater than we have anticipated in our allowance for loan losses; adverse developments impacting one or more large credits; the extent of further deterioration in real estate values in our market areas, particularly in the Chicago area; difficulties in resolving problem credits or slower than anticipated dispositions of OREO which may result in increased losses or higher credit costs; continued uncertainty regarding U.S. and global economic recovery and economic outlook, and ongoing volatility in market conditions, that may impact credit quality or prolong weakness in demand for loans or other banking products and services; weakness in the commercial and industrial sector; unanticipated withdrawals of significant client deposits; lack of sufficient or cost-effective sources of liquidity or funding; the terms and availability of capital when and to the extent necessary or required to repay TARP or otherwise; loss of key personnel or an inability to recruit and retain appropriate talent; unanticipated changes in interest rates or significant tightening of credit spreads; competitive pricing pressures; uncertainty regarding implications of the Dodd-Frank Act and the rules and regulations to be adopted in connection with implementation of the legislation, including evolving regulatory capital standards; other legislative, regulatory or accounting changes affecting financial services companies and/or the products and services offered by financial services companies; uncertainties related to potential costs associated with pending litigation; or failures or disruptions to our data processing or other information or operational systems.

These factors should be considered in evaluating forward-looking statements and undue reliance should not be placed on our forward-looking statements. Forward-looking statements speak only as of the date they are made, and the Company assumes no obligation to update publicly any of these statements in light of future events unless required under the federal securities laws.

Non-GAAP Measures

This press release contains both financial measures based on accounting principles generally accepted in the United States (GAAP) and non-GAAP based financial measures. The Company believes that these non-GAAP financial measures provide information useful to investors in understanding the underlying operational performance of the Company, its business, and performance trends and facilitates comparisons with the performance of others in the banking industry. If non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconcilement to the comparable GAAP financial measure, can be found in this press release. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

Editor’s Note: Financial highlights attached.

Exhibit 99.1

Consolidated Income Statements (Amounts in thousands except per share data)

	Three Months Ended		Years Ended
	December 31,		December 31,
	2011	2010	2011	2010
	unaudited	unaudited	unaudited	audited
Interest Income
Loans, including fees	$102,897	$105,375	$413,109	$434,884
Federal funds sold and other short-term investments	215	366	1,181	1,950
Securities:
Taxable	15,263	15,453	61,417	64,316
Exempt from Federal income taxes	1,273	1,644	5,439	6,775

Total interest income	119,648	122,838	481,146	507,925

Interest Expense
Interest-bearing demand deposits	585	702	2,439	3,148
Savings deposits and money market accounts	4,857	7,437	22,957	34,431
Brokered and time deposits	5,561	7,367	24,676	36,458
Short-term borrowings	152	962	2,011	5,088
Long-term debt	5,511	6,023	21,936	27,843

Total interest expense	16,666	22,491	74,019	106,968

Net interest income	102,982	100,347	407,127	400,957
Provision for loan and covered loan losses	31,611	35,166	132,897	194,541

Net interest income after provision for loan and covered loan losses	71,371	65,181	274,230	206,416

Non-interest Income
Trust and Investments	3,992	4,574	17,826	18,140
Mortgage banking	3,032	3,479	6,703	10,187
Capital markets products	5,471	6,791	19,341	14,286
Treasury management	5,283	4,625	19,923	16,920
Loan and credit-related fees	5,606	4,710	22,207	16,526
Other income, service charges, and fees	1,645	1,377	6,476	5,005
Net securities gains	364	9,309	5,771	12,182

Total non-interest income	25,393	34,865	98,247	93,246

Non-interest Expense
Salaries and employee benefits	40,729	38,577	156,763	149,863
Net occupancy expense	7,394	7,385	29,986	29,935
Technology and related costs	3,142	2,447	11,388	10,224
Marketing	2,250	1,997	8,911	8,501
Professional services	2,126	3,020	9,206	12,931
Outsourced servicing costs	2,077	1,950	8,001	7,807
Net foreclosed property expenses	6,862	7,028	27,782	15,192
Postage, telephone, and delivery	953	1,049	3,716	3,659
Insurance	3,462	8,348	21,287	26,534
Loan and collection expense	3,840	4,029	13,571	14,623
Other expenses	3,395	6,318	11,666	20,329

Total non-interest expense	76,230	82,148	302,277	299,598

Income before income taxes	20,534	17,898	70,200	64
Income tax provision (benefit)	9,468	5,919	25,660	(1,737)

Net income	11,066	11,979	44,540	1,801
Net income attributable to noncontrolling interests	7	67	170	284

Net income attributable to controlling interests	11,059	11,912	44,370	1,517
Preferred stock dividends and discount accretion	3,430	3,409	13,690	13,607

Net income (loss) available to common stockholders	$7,629	$8,503	$30,680	$(12,090)

Per Common Share Data
Basic	$0.11	$0.12	$0.43	$(0.17)
Diluted	$0.11	$0.12	$0.43	$(0.17)
Common dividends per share	$0.01	$0.01	$0.04	$0.04
Weighted-average common shares outstanding	70,540	70,098	70,449	70,024
Weighted-average diluted common shares outstanding	70,713	70,135	70,642	70,024

Note 1:	Due to the net loss available to common stockholders reported for the year ended December 31, 2010, all potentially dilutive common stock equivalents were excluded from the diluted net loss per share computation as their inclusion would have been antidilutive.
Note 2:	Certain reclassifications have been made to prior period financial statements to place them on a basis comparable with the current period financial statements.

Quarterly Consolidated Income Statements Unaudited (Amounts in thousands except per share data)

	4Q11	3Q11	2Q11	1Q11	4Q10
Interest Income
Loans, including fees	$102,897	$102,174	$102,391	$105,647	$105,375
Federal funds sold and other short-term investments	215	231	399	336	366
Securities:
Taxable	15,263	15,196	15,568	15,390	15,453
Exempt from Federal income taxes	1,273	1,293	1,387	1,486	1,644

Total interest income	119,648	118,894	119,745	122,859	122,838

Interest Expense
Interest-bearing demand deposits	585	625	587	642	702
Savings deposits and money market accounts	4,857	5,356	6,082	6,662	7,437
Brokered and time deposits	5,561	5,895	6,528	6,692	7,367
Short-term borrowings	152	466	566	827	962
Long-term debt	5,511	5,463	5,479	5,483	6,023

Total interest expense	16,666	17,805	19,242	20,306	22,491

Net interest income	102,982	101,089	100,503	102,553	100,347
Provision for loan and covered loan losses	31,611	32,615	31,093	37,578	35,166

Net interest income after provision for loan and covered loan losses	71,371	68,474	69,410	64,975	65,181

Non-interest Income
Trust and Investments	3,992	4,452	4,720	4,662	4,574
Mortgage banking	3,032	1,565	704	1,402	3,479
Capital markets products	5,471	5,510	3,871	4,489	6,791
Treasury management	5,283	5,016	4,873	4,751	4,625
Loan and credit-related fees	5,606	5,413	5,290	5,898	4,710
Other income, service charges, and fees	1,645	1,309	1,464	2,058	1,377
Net securities gains	364	4,370	670	367	9,309

Total non-interest income	25,393	27,635	21,592	23,627	34,865

Non-interest Expense
Salaries and employee benefits	40,729	38,841	38,636	38,557	38,577
Net occupancy expense	7,394	7,515	7,545	7,532	7,385
Technology and related costs	3,142	2,856	2,729	2,661	2,447
Marketing	2,250	2,218	2,500	1,943	1,997
Professional services	2,126	2,434	2,312	2,334	3,020
Outsourced servicing costs	2,077	1,918	1,852	2,154	1,950
Net foreclosed property expenses	6,862	7,129	7,485	6,306	7,028
Postage, telephone, and delivery	953	944	931	888	1,049
Insurance	3,462	5,393	5,092	7,340	8,348
Loan and collection expense	3,840	2,931	4,247	2,553	4,029
Other expenses	3,395	2,855	2,335	3,081	6,318

Total non-interest expense	76,230	75,034	75,664	75,349	82,148

Income before income taxes	20,534	21,075	15,338	13,253	17,898
Income tax provision	9,468	7,593	6,320	2,279	5,919

Net income	11,066	13,482	9,018	10,974	11,979
Net income attributable to noncontrolling interests	7	33	58	72	67

Net income attributable to controlling interests	11,059	13,449	8,960	10,902	11,912
Preferred stock dividends and discount accretion	3,430	3,426	3,419	3,415	3,409

Net income available to common stockholders	$7,629	$10,023	$5,541	$7,487	$8,503

Per Common Share Data
Basic	$0.11	$0.14	$0.08	$0.10	$0.12
Diluted	$0.11	$0.14	$0.08	$0.10	$0.12
Common dividends per share	$0.01	$0.01	$0.01	$0.01	$0.01
Weighted-average common shares outstanding	70,540	70,479	70,428	70,347	70,098
Weighted-average diluted common shares outstanding	70,713	70,621	70,663	70,396	70,135

Consolidated Balance Sheets (Dollars in thousands)

	12/31/11	09/30/11	06/30/11	03/31/11	12/31/10
	unaudited	unaudited	unaudited	unaudited	audited
Assets
Cash and due from banks	$156,131	$171,268	$160,289	$181,738	$112,772
Fed funds sold and other short-term investments	205,610	248,559	457,422	621,206	541,316
Loans held for sale	32,049	24,126	13,503	22,611	30,758
Securities available-for-sale, at fair value	1,783,465	1,872,587	2,057,290	1,892,304	1,881,786
Securities held-to-maturity, at amortized cost	490,143	273,200	—	—	—
Non-marketable equity investments	43,604	43,894	20,406	23,490	23,537
Loans—excluding covered assets, net of unearned fees	9,008,561	8,674,955	8,672,642	9,037,067	9,114,357
Allowance for loan losses	(191,594)	(200,041)	(206,286)	(218,237)	(222,821)

Loans, net of allowance for loan losses and unearned fees	8,816,967	8,474,914	8,466,356	8,818,830	8,891,536

Covered assets	306,807	318,973	346,452	364,372	397,210
Allowance for covered loan losses	(25,939)	(16,689)	(16,904)	(19,738)	(15,334)

Covered assets, net of allowance for covered loan losses	280,868	302,284	329,548	344,634	381,876

Other real estate owned, excluding covered assets	125,729	116,364	123,997	93,770	88,728
Premises, furniture, and equipment, net	38,633	39,069	38,171	39,019	40,975
Accrued interest receivable	35,732	32,686	32,128	33,960	33,854
Investment in bank owned life insurance	50,966	50,565	50,183	49,799	49,408
Goodwill	94,571	94,584	94,596	94,609	94,621
Other intangible assets	15,353	15,715	16,089	16,464	16,840
Capital markets derivative assets	101,676	111,248	93,453	87,273	100,250
Other assets	145,373	148,798	161,946	177,735	177,364

Total assets	$12,416,870	$12,019,861	$12,115,377	$12,497,442	$12,465,621

Liabilities
Demand deposits:
Noninterest-bearing	$3,244,307	$2,832,481	$2,527,230	$2,438,709	$2,253,661
Interest-bearing	595,238	611,293	531,107	540,215	616,761
Savings deposits and money market accounts	4,378,220	4,392,697	4,497,297	4,831,253	4,821,823
Brokered deposits	815,951	902,002	1,342,422	1,467,196	1,450,827
Time deposits	1,359,138	1,370,190	1,336,212	1,348,603	1,392,357

Total deposits	10,392,854	10,108,663	10,234,268	10,625,976	10,535,429
Short-term borrowings	156,000	59,154	63,311	88,468	118,561
Long-term debt	379,793	379,793	409,793	409,793	414,793
Accrued interest payable	5,567	5,841	5,767	5,529	5,968
Capital markets derivative liabilities	104,140	113,968	95,043	88,351	102,018
Other liabilities	81,764	66,266	46,547	41,193	60,942

Total liabilities	11,120,118	10,733,685	10,854,729	11,259,310	11,237,711

Equity
Preferred stock—Series B	240,403	240,020	239,642	239,270	238,903
Common stock	71,483	71,220	71,155	71,036	70,972
Treasury stock	(21,454)	(20,680)	(20,615)	(20,312)	(20,054)
Additional paid-in capital	968,787	965,640	963,156	959,135	954,977
Accumulated deficit	(9,164)	(16,075)	(25,388)	(30,223)	(36,999)
Accumulated other comprehensive income, net of tax	46,697	46,051	32,535	19,121	20,078

Total stockholders’ equity	1,296,752	1,286,176	1,260,485	1,238,027	1,227,877

Noncontrolling interests	—	—	163	105	33

Total equity	1,296,752	1,286,176	1,260,648	1,238,132	1,227,910

Total liabilities and equity	$12,416,870	$12,019,861	$12,115,377	$12,497,442	$12,465,621

Selected Financial Data Unaudited (Amounts in thousands except per share data)

4Q11	3Q11	2Q11	1Q11	4Q10
Selected Statement of Income Data:
Net interest income	$102,982	$101,089	$100,503	$102,553	$100,347
Net revenue (1) (2)	$129,045	$129,404	$122,811	$126,970	$136,088
Operating profit (1) (2)	$52,815	$54,370	$47,147	$51,621	$53,940
Provision for loan and covered loan losses	$31,611	$32,615	$31,093	$37,578	$35,166
Income before taxes	$20,534	$21,075	$15,338	$13,253	$17,898
Net income available to common stockholders	$7,629	$10,023	$5,541	$7,487	$8,503

Per Common Share Data:
Basic earnings per share	$0.11	$0.14	$0.08	$0.10	$0.12
Diluted earnings per share	$0.11	$0.14	$0.08	$0.10	$0.12
Dividends	$0.01	$0.01	$0.01	$0.01	$0.01
Book value (period end) (1)	$14.72	$14.57	$14.22	$13.98	$13.87
Tangible book value (period end) (1) (2)	$13.19	$13.04	$12.68	$12.43	$12.30
Market value (close)	$10.98	$7.52	$13.80	$15.29	$14.38
Book value multiple	0.75	x	0.52	x	0.97	x	1.09	x	1.04	x

Share Data:
Weighted average common shares outstanding	70,540	70,479	70,428	70,347	70,098
Diluted average common shares outstanding	70,713	70,621	70,663	70,396	70,135
Common shares issued (at period end)	72,514	72,491	72,497	72,096	71,979
Common shares outstanding (at period end)	71,745	71,789	71,808	71,428	71,327

Performance Ratios:
Return on average assets	0.36%	0.44%	0.29%	0.35%	0.38%
Return on average common equity	2.86%	3.80%	2.18%	3.03%	3.31%
Net interest margin (1) (2)	3.48%	3.49%	3.36%	3.46%	3.33%
Covered asset accretion contribution to net interest margin	0.00%	0.03%	0.03%	0.05%	0.05%
Net interest margin, excluding impact of covered asset accretion	3.48%	3.46%	3.33%	3.41%	3.28%
Fee revenue as a percent of total revenue (1)	19.55%	18.71%	17.23%	18.49%	20.30%
Non-interest income to average assets	0.82%	0.91%	0.69%	0.77%	1.11%
Non-interest expense to average assets	2.45%	2.46%	2.43%	2.44%	2.61%
Net overhead ratio (1)	1.64%	1.56%	1.74%	1.68%	1.50%
Efficiency ratio (1) (2)	59.07%	57.98%	61.61%	59.34%	60.36%

Selected Information:
Assets under management and administration (1)	$4,303,547	$4,161,614	$4,395,516	$4,313,843	$4,271,602
Credit valuation adjustment on capital markets derivatives (1)	$244	$(1,207)	$(573)	$817	$1,826

Balance Sheet Ratios:
Loans to Deposits (period end) (3)	86.68%	85.82%	84.74%	85.05%	86.51%
Average interest-earning assets to average interest-bearing liabilities	150.70%	145.30%	139.77%	134.88%	134.76%

Capital Ratios (period end):
Total risk-based capital (1) (4)	14.28%	14.82%	15.12%	14.55%	14.18%
Tier 1 risk-based capital (1) (4)	12.38%	12.89%	12.95%	12.41%	12.06%
Leverage (1)	11.33%	11.48%	11.00%	10.91%	10.78%
Tier 1 common capital (1) (2) (4)	8.04%	8.34%	8.34%	7.97%	7.69%
Tangible common equity to tangible assets (1) (2)	7.69%	7.86%	7.58%	7.17%	7.10%
Total equity to total assets	10.44%	10.70%	10.41%	9.91%	9.85%

(1)	Refer to Glossary of Terms for definition.
(2)	This is a non-U.S. GAAP measure, refer to Non-U.S. GAAP Measures for a reconciliation from non-U.S. GAAP to U.S. GAAP.
(3)	Excludes covered assets. Refer to Glossary of Terms for definition.
(4)	This has been revised from the third quarter 2011 presentation due to correction of a mathematical computation.

Loan Composition (excluding covered assets(1)) (Dollars in thousands)

	12/31/11	% of Total	09/30/11	% of Total	06/30/11	% of Total	03/31/11	% of Total	12/31/10	% of Total
	unaudited		unaudited		unaudited		unaudited		audited
Commercial and industrial	$4,264,738	47%	$4,024,142	46%	$3,946,624	46%	$4,030,035	45%	$3,967,548	44%
Commercial—owner-occupied CRE	1,135,023	13%	1,072,250	12%	988,540	11%	990,342	11%	897,620	10%

Total commercial	5,399,761	60%	5,096,392	58%	4,935,164	57%	5,020,377	56%	4,865,168	54%

Commercial real estate	2,186,340	24%	2,114,585	24%	2,238,122	26%	2,339,098	26%	2,448,632	26%
Commercial real estate—multi-family	424,119	5%	421,045	5%	397,291	5%	451,685	5%	457,246	5%

Total commercial real estate	2,610,459	29%	2,535,630	29%	2,635,413	31%	2,790,783	31%	2,905,878	31%

Construction	287,002	3%	315,858	4%	366,061	4%	464,253	5%	530,733	6%
Residential real estate	297,229	3%	307,705	4%	301,250	3%	314,082	3%	319,146	4%
Home equity	181,158	2%	186,914	2%	190,691	2%	188,900	2%	197,179	2%
Personal	232,952	3%	232,456	3%	244,063	3%	258,672	3%	296,253	3%

Total loans	$9,008,561	100%	$8,674,955	100%	$8,672,642	100%	$9,037,067	100%	$9,114,357	100%

(1)	Refer to Glossary of Terms for definition.
Note:	Certain reclassifications have been made to prior period presentation of loan portfolio composition to place them on a basis comparable with current period classification.

Loan Composition (excluding covered assets(1)) (Dollars in thousands) Unaudited

Commercial Loans Composition by Industry Segment

(Classified pursuant to the North American Industrial Classification System Standard industry descriptions and represents our client’s primary business activity)

	12/31/11		09/30/11		12/31/10
		% of		% of		% of
	Amount	Total	Amount	Total	Amount	Total
Manufacturing	$1,257,973	23%	$1,184,660	23%	$1,042,963	21%
Healthcare and social assistance	1,218,205	23%	1,127,665	22%	1,007,610	21%
Wholesale trade	482,386	9%	520,626	10%	482,747	10%
Finance and insurance	454,830	8%	373,369	7%	449,692	9%
Real estate and rental and leasing	416,961	8%	364,873	7%	368,742	8%
Professional, scientific, and technical services	350,677	6%	264,146	5%	298,382	6%
Administrative, support, waste management and remediation services	321,912	6%	333,681	7%	301,735	6%
Architectural, engineering and construction	197,761	4%	240,576	5%	230,062	5%
All other segments (2)	699,056	13%	686,796	14%	683,235	14%

Total commercial	$5,399,761	100%	$5,096,392	100%	$4,865,168	100%

Commercial Real Estate and Construction Loans Portfolio by Collateral Type

	12/31/11			09/30/11			12/31/10
		% of	%		% of	%		% of
	Amount	Total	Nonperforming	Amount	Total	Nonperforming	Amount	Total
Commercial Real Estate Portfolio
Land	$230,579	9%	6%	$239,778	9%	9%	$311,464	11%
Residential 1-4 family	105,919	4%	23%	116,007	5%	23%	139,689	5%
Multi-family	424,119	16%	1%	421,045	17%	1%	457,246	16%
Industrial/warehouse	343,071	13%	3%	340,968	13%	6%	391,694	13%
Office	568,302	22%	4%	527,404	21%	2%	531,193	18%
Retail	431,200	17%	8%	405,307	16%	10%	452,119	16%
Health care	140,942	5%	—	87,377	3%	—	114,545	4%
Mixed use/other	366,327	14%	7%	397,744	16%	11%	507,927	17%

Total commercial real estate	$2,610,459	100%	5%	$2,535,630	100%	7%	$2,905,877	100%

Construction Portfolio
Land	$23,422	8%	2%	$51,394	16%	1%	$46,036	9%
Residential 1-4 family	21,906	8%	14%	24,812	8%	27%	30,698	6%
Multi-family	64,892	23%	—	50,064	16%	*	77,685	15%
Industrial/warehouse	15,216	5%	—	26,488	8%	*	34,703	7%
Office	43,403	15%	1%	41,253	13%	1%	92,369	17%
Retail	61,469	21%	20%	60,035	19%	26%	92,268	17%
Mixed use/other	56,694	20%	10%	61,812	20%	11%	156,974	29%

Total construction	$287,002	100%	8%	$315,858	100%	9%	$530,733	100%

(1)	Refer to Glossary of Terms for definition.
(2)	All other segments consist of numerous smaller balances across a variety of industries.
*—	Less than 1%.
Note:	Certain reclassifications have been made to prior period presentation of loan portfolio composition to place them on a basis comparable with current period classification.

Asset Quality (excluding covered assets(1)) Unaudited (Dollars in thousands)

	4Q11	3Q11	2Q11	1Q11	4Q10
Credit Quality Key Ratios
Net charge-offs (annualized) to average loans	1.72%	1.76%	1.95%	1.83%	1.54%
Nonperforming loans to total loans	2.88%	3.51%	3.81%	3.95%	4.01%
Nonperforming loans to total assets	2.09%	2.54%	2.73%	2.86%	2.94%
Nonperforming assets to total assets	3.11%	3.50%	3.75%	3.61%	3.65%
Allowance for loan losses to:
Total loans	2.13%	2.31%	2.38%	2.41%	2.44%
Nonperforming loans	74%	66%	62%	61%	61%

Nonperforming assets
Loans past due 90 days and accruing	$—	$—	$—	$—	$—
Nonaccrual loans	259,852	304,747	330,448	356,932	365,880
OREO	125,729	116,364	123,997	93,770	88,728

Total nonperforming assets	$385,581	$421,111	$454,445	$450,702	$454,608

Restructured loans accruing interest	$100,909	$106,330	$124,614	$100,895	$87,576

Special mention loans	$204,965	$218,561	$227,413	$275,519	$398,834
Potential problem loans	$177,095	$277,125	$392,019	$518,144	$507,590

Nonperforming Loans Rollforward
Beginning balance	$304,747	$330,448	$356,932	$365,880	$371,156
Additions:
New nonaccrual loans	67,512	68,298	110,438	95,275	108,526
Reductions:
Return to performing status	(2,072)	(1,608)	(2,781)	(11,059)	(6,564)
Paydowns and payoffs, net of advances	(8,950)	(13,166)	(8,258)	(16,301)	(18,852)
Net sales	(27,178)	(20,432)	(38,129)	(11,288)	(10,595)
Transfer to OREO	(33,695)	(24,373)	(49,667)	(23,655)	(39,795)
Charge-offs, net	(40,512)	(34,420)	(38,087)	(41,920)	(37,996)

Total reductions	(112,407)	(93,999)	(136,922)	(104,223)	(113,802)

Balance at end of period	$259,852	$304,747	$330,448	$356,932	$365,880

OREO Rollforward
Beginning balance	$116,364	$123,997	$93,770	$88,728	$90,944
New foreclosed property	33,695	24,373	49,667	23,661	40,178
Valuation adjustments	(3,999)	(1,175)	(5,483)	(4,762)	(1,994)
Disposals:
Sales proceeds	(18,085)	(25,921)	(13,615)	(12,277)	(40,076)
Net loss on sale	(2,246)	(4,910)	(342)	(1,580)	(324)

Balance at end of period	$125,729	$116,364	$123,997	$93,770	$88,728

Restructured Loans Accruing Interest Rollforward
Beginning balance	$106,330	$124,614	$100,895	$87,576	$53,397
Additions:
New restructured loans accruing interest	8,803	8,592	54,663	19,328	45,582
Return to performing status	1,099	1,029	—	—	—
Reductions:
Paydowns and payoffs, net of advances	(3,334)	(20,545)	(7,915)	(1,535)	1,034
Move to nonperforming loans	(5,735)	(4,716)	(9,930)	(4,474)	(12,437)
Net sales	—	(2,260)	(9,600)	—	—
Charge-offs, net	—	(44)	(3,499)	—	—
Removal of restructured loan status	(6,254)	(340)	—	—	—

Balance at end of period	$100,909	$106,330	$124,614	$100,895	$87,576

(1)	Refer to Glossary of Terms for definition.

Asset Quality (excluding covered assets(1)) Unaudited (Dollars in thousands)

Credit Quality Indicators (1)

			Potential		Non-
	Special	% of	Problem	% of	Performing	% of	Total
	Mention	Loan Type	Loans	Loan Type	Loans	Loan Type	Loans
As of December 31, 2011
Transformational (1)
Commercial	$41,995	0.8%	$66,279	1.3%	$49,220	1.0%	$4,941,935
Commercial real estate	59,031	3.9%	1,769	0.1%	49,031	3.3%	1,497,661
Construction	7,272	3.6%	9,283	4.6%	12,489	6.2%	201,879
Residential real estate	4,490	3.5%	5,450	4.2%	2,844	2.2%	129,161
Home equity	—	—	381	0.7%	78	0.1%	54,530
Personal	—	—	866	0.6%	330	0.2%	139,643

Total transformational	$112,788	1.6%	$84,028	1.2%	$113,992	1.6%	$6,964,809

Legacy (1)
Commercial	$12,331	2.7%	$13,049	2.9%	$16,738	3.7%	$457,826
Commercial real estate	73,884	6.6%	60,424	5.4%	84,226	7.6%	1,112,798
Construction	—	—	—	—	9,390	11.0%	85,123
Residential real estate	4,854	2.9%	12,481	7.4%	11,745	7.0%	168,068
Home equity	758	0.6%	6,003	4.7%	11,525	9.1%	126,628
Personal	350	0.4%	1,110	1.2%	12,236	13.1%	93,309

Total legacy	92,177	4.5%	93,067	4.6%	145,860	7.1%	2,043,752

Total	$204,965	2.3%	$177,095	2.0%	$259,852	2.9%	$9,008,561

As of September 30, 2011
Transformational (1)
Commercial	$44,086	1.0%	$102,460	2.2%	$45,575	1.0%	$4,610,520
Commercial real estate	53,069	4.0%	38,808	2.9%	43,606	3.3%	1,331,001
Construction	10,129	4.8%	9,283	4.4%	12,579	6.0%	210,904
Residential real estate	—	—	8,212	6.7%	403	0.3%	121,913
Home equity	—	—	424	1.0%	—	—	43,965
Personal	3,934	3.1%	810	0.6%	346	0.3%	127,483

Total transformational	$111,218	1.7%	$159,997	2.5%	$102,509	1.6%	$6,445,786
Legacy (1)
Commercial	$10,718	2.2%	$25,558	5.3%	$15,824	3.3%	$485,872
Commercial real estate	88,396	7.3%	70,111	5.8%	124,472	10.3%	1,204,629
Construction	—	—	342	0.3%	17,418	16.6%	104,954
Residential real estate	5,427	2.9%	12,163	6.5%	17,604	9.5%	185,792
Home equity	1,595	1.1%	8,145	5.7%	13,440	9.4%	142,949
Personal	1,207	1.1%	809	0.8%	13,480	12.8%	104,973

Total legacy	107,343	4.8%	117,128	5.3%	202,238	9.1%	2,229,169

Total	$218,561	2.5%	$277,125	3.2%	$304,747	3.5%	$8,674,955

(1)	Refer to Glossary of Terms for definition.
Note:	Certain reclassifications have been made to prior period presentation of loan portfolio composition to place them on a basis comparable with current period classification.

Asset Quality (excluding covered assets(1)) Unaudited (Dollars in thousands)

Nonaccrual Loans Stratification

	$10.0 Million or More	$5.0 to $9.9 Million	$3.0 to $4.9 Million	$1.5 to $2.9 Million	Under $1.5 Million	Total
As of December 31, 2011
Amount:
Commercial	$30,226	$16,820	$3,448	$3,434	$12,030	$65,958
Commercial real estate	56,969	10,257	15,740	21,549	28,742	133,257
Construction	12,490	—	4,760	1,547	3,082	21,879
Residential real estate	—	—	4,789	2,473	7,327	14,589
Personal and home equity	—	7,108	—	3,795	13,266	24,169

Total	$99,685	$34,185	$28,737	$32,798	$64,447	$259,852

Number of borrowers:
Commercial	2	2	1	2	39	46
Commercial real estate	4	2	4	10	56	76
Construction	1	—	1	1	5	8
Residential real estate	—	—	1	1	19	21
Personal and home equity	—	1	—	2	37	40

Total	7	5	7	16	156	191

As of September 30, 2011
Amount:
Commercial	$24,511	$20,883	$—	$1,793	$14,212	$61,399
Commercial real estate	47,643	34,231	19,031	31,557	35,616	168,078
Construction	12,490	—	7,866	5,183	4,458	29,997
Residential real estate	—	—	7,789	—	10,218	18,007
Personal and home equity	—	7,869	—	2,165	17,232	27,266

Total	$84,644	$62,983	$34,686	$40,698	$81,736	$304,747

Number of borrowers:
Commercial	2	3	—	1	40	46
Commercial real estate	3	6	5	15	64	93
Construction	1	—	2	2	8	13
Residential real estate	—	—	2	—	21	23
Personal and home equity	—	1	—	1	37	39

Total	6	10	9	19	170	214

Restructured Loans Accruing Interest Stratification

	$10.0 Million or More	$5.0 to $9.9 Million	$3.0 to $4.9 Million	$1.5 to $2.9 Million	Under $1.5 Million	Total
As of December 31, 2011
Amount:
Commercial	$15,279	$24,264	$4,331	$—	$3,894	$47,768
Commercial real estate	21,273	5,165	—	4,944	4,767	36,149
Construction	—	—	—	—	—	—
Residential real estate	—	—	—	2,213	1,025	3,238
Personal and home equity	12,691	—	—	—	1,063	13,754

Total	$49,243	$29,429	$4,331	$7,157	$10,749	$100,909

Number of borrowers:
Commercial	1	4	1	—	10	16
Commercial real estate	1	1	—	2	10	14
Construction	—	—	—	—	—	—
Residential real estate	—	—	—	1	2	3
Personal and home equity	1	—	—	—	2	3

Total	3	5	1	3	24	36

As of September 30, 2011
Amount:
Commercial	$15,540	$24,650	$3,563	$1,692	$4,708	$50,153
Commercial real estate	21,415	5,187	—	7,778	6,703	41,083
Construction	—	—	—	—	—	—
Residential real estate	—	—	—	—	1,063	1,063
Personal and home equity	12,788	—	—	—	1,243	14,031

Total	$49,743	$29,837	$3,563	$9,470	$13,717	$106,330

Number of borrowers:
Commercial	1	4	1	1	14	21
Commercial real estate	1	1	—	3	11	16
Construction	—	—	—	—	—	—
Residential real estate	—	—	—	—	2	2
Personal and home equity	1	—	—	—	3	4

Total	3	5	1	4	30	43

(1)	Refer to Glossary of Terms for definition.
Note:	Certain reclassifications have been made to prior period presentation of loan portfolio composition to place them on a basis comparable with current period classification.

Loan Portfolio Aging (excluding covered assets(1)) Unaudited (Dollars in thousands)

	Current	30-59 Days Past Due	60-89 Days Past Due	90 Days Past Due and Accruing	Nonaccrual	Total Loans
As of December 31, 2011
Loan balances:
Commercial	$5,326,862	$6,018	$923	$—	$65,958	$5,399,761
Commercial real estate	2,463,902	3,523	9,777	—	133,257	2,610,459
Construction	262,742	—	2,381	—	21,879	287,002
Residential real estate	278,195	3,800	645	—	14,589	297,229
Personal and home equity	388,686	446	809	—	24,169	414,110

Total loans	$8,720,387	$13,787	$14,535	$—	$259,852	$9,008,561

Aging as a percent of loan balance:
Commercial	98.65%	0.11%	0.02%	—	1.22%	100.00%
Commercial real estate	94.40%	0.13%	0.37%	—	5.10%	100.00%
Construction	91.55%	—	0.83%	—	7.62%	100.00%
Residential real estate	93.59%	1.28%	0.22%	—	4.91%	100.00%
Personal and home equity	93.85%	0.11%	0.20%	—	5.84%	100.00%

Total loans	96.81%	0.15%	0.16%	—	2.88%	100.00%

	4Q11	3Q11	2Q11	1Q11	4Q10
Nonaccrual loans:
Commercial	$65,958	$61,399	$51,634	$66,529	$70,241
Commercial real estate	133,257	168,078	192,778	202,836	214,629
Construction	21,879	29,997	37,140	41,643	33,403
Residential real estate	14,589	18,007	18,496	16,869	14,841
Personal and home equity	24,169	27,266	30,400	29,055	32,766

Total	$259,852	$304,747	$330,448	$356,932	$365,880

Nonaccrual loans as a percent of total loan type:
Commercial	1.22%	1.20%	1.05%	1.33%	1.44%
Commercial real estate	5.10%	6.63%	7.31%	7.27%	7.39%
Construction	7.62%	9.50%	10.15%	8.97%	6.29%
Residential real estate	4.91%	5.85%	6.14%	5.37%	4.65%
Personal and home equity	5.84%	6.50%	6.99%	6.49%	6.64%

Total	2.88%	3.51%	3.81%	3.95%	4.01%

Loans past due 60-89 days and still accruing:
Commercial	$923	$101	$3,978	$139	$759
Commercial real estate	9,777	8,801	10,292	6,782	12,346
Construction	2,381	—	—	—	1,895
Residential real estate	645	2,864	1,000	396	4,098
Personal and home equity	809	1,016	1,288	2,935	4,033

Total	$14,535	$12,782	$16,558	$10,252	$23,131

Loans past due 60-89 days and still accruing as a percent of total loan type:
Commercial	0.02%	*	0.08%	*	0.02%
Commercial real estate	0.37%	0.35%	0.39%	0.24%	0.43%
Construction	0.83%	—	—	—	0.36%
Residential real estate	0.22%	0.93%	0.33%	0.13%	1.28%
Personal and home equity	0.20%	0.24%	0.30%	0.66%	0.82%

Total	0.16%	0.15%	0.19%	0.11%	0.25%

Loans past due 30-59 days and still accruing:
Commercial	$6,018	$3,529	$1,723	$3,997	$1,024
Commercial real estate	3,523	5,884	3,384	23,409	10,264
Construction	—	342	—	4,835	—
Residential real estate	3,800	7	392	753	180
Personal and home equity	446	776	2,803	1,921	14,098

Total	$13,787	$10,538	$8,302	$34,915	$25,566

Loans past due 30-59 days and still accruing as a percent of total loan type:
Commercial	0.11%	0.07%	0.03%	0.08%	0.02%
Commercial real estate	0.13%	0.23%	0.13%	0.84%	0.35%
Construction	—	0.11%	—	1.04%	—
Residential real estate	1.28%	*	0.13%	0.24%	0.06%
Personal and home equity	0.11%	0.19%	0.64%	0.43%	2.86%

Total	0.15%	0.12%	0.10%	0.39%	0.28%

(1)	Refer to Glossary of Terms for definition.
*	Less than 0.1%.
Note:	Certain reclassifications have been made to prior period presentation of loan portfolio composition to place them on a basis comparable with current period classification.

Foreclosed Real Estate (OREO), excluding covered assets(1) Unaudited (Dollars in thousands)

OREO Properties by Type

	December 31, 2011			September 30, 2011			December 31, 2010
	Number of Properties	Amount	% of Total	Number of Properties	Amount	% of Total	Number of Properties	Amount	% of Total
Single family homes	71	$26,866	21%	75	$22,821	19%	24	$21,534	24%
Land parcels	262	51,465	41%	243	55,998	48%	320	34,122	38%
Multi-family	14	3,327	3%	11	5,476	5%	14	6,061	7%
Office/industrial	44	37,019	29%	28	24,243	21%	20	26,511	30%
Retail	9	7,052	6%	7	7,826	7%	1	500	1%

Total	400	$125,729	100%	364	$116,364	100%	379	$88,728	100%

OREO Property Location

	Illinois	Georgia	Michigan	South Eastern (2)	Mid Western (3)	Other	Total
December 31, 2011
Single family homes	$23,277	$385	$1,718	$—	$608	$878	$26,866
Land parcels	29,370	2,898	3,171	9,568	6,458	—	51,465
Multi-family	3,327	—	—	—	—	—	3,327
Office/industrial	18,430	1,656	548	3,762	9,228	3,395	37,019
Retail	4,501	1,615	936	—	—	—	7,052

Total	$78,905	$6,554	$6,373	$13,330	$16,294	$4,273	$125,729

% of Total	63%	5%	5%	11%	13%	3%	100%
September 30, 2011
Single family homes	$19,240	$1,259	$1,408	$—	$914	$—	$22,821
Land parcels	35,409	2,951	2,874	9,568	5,196	—	55,998
Multi-family	3,202	—	1,702	—	572	—	5,476
Office/industrial	14,864	1,012	548	3,762	4,057	—	24,243
Retail	5,807	892	1,127	—	—	—	7,826

Total	$78,522	$6,114	$7,659	$13,330	$10,739	$—	$116,364

% of Total	68%	5%	7%	11%	9%	0%	100%
December 31, 2010
Single family homes	$14,943	$139	$6,194	$—	$258	$—	$21,534
Land parcels	10,874	4,772	3,626	10,396	4,454	—	34,122
Multi-family	5,166	—	895	—	—	—	6,061
Office/industrial	13,505	1,104	3,787	4,573	3,542	—	26,511
Retail	500	—	—	—	—	—	500

Total	$44,988	$6,015	$14,502	$14,969	$8,254	$—	$88,728

% of Total	51%	7%	16%	17%	9%	0%	100%

(1)	Refer to Glossary of Terms for definition.
(2)	Represents the southeastern states of Arkansas and Florida.
(3)	Represents the midwestern states of Kansas, Missouri, Wisconsin, Indiana and Ohio.

Allowance for Loan Losses (excluding covered assets(1)) Unaudited (Dollars in thousands)

	4Q11	3Q11	2Q11	1Q11	4Q10
Change in allowance for loan losses:
Balance at beginning of period	$200,041	$206,286	$218,237	$222,821	$223,392
Loans charged-off:
Commercial	$(12,991)	$(5,039)	$(10,512)	$(4,200)	$(3,050)
Commercial real estate	(24,083)	(29,920)	(25,402)	(29,409)	(21,909)
Construction	(1,526)	(1,419)	(8,275)	(62)	(1,709)
Residential real estate	(1,203)	(234)	(186)	(386)	(544)
Home equity	(1,340)	(3,291)	(508)	(1,447)	(1,234)
Personal	(290)	(2,083)	(434)	(6,787)	(8,602)

Total charge-offs	(41,433)	(41,986)	(45,317)	(42,291)	(37,048)

Recoveries on loans previously charged-off:
Commercial	$830	$2,278	$707	$465	$1,243
Commercial real estate	1,410	969	511	272	75
Construction	109	29	56	97	274
Residential real estate	10	9	40	2	12
Home equity	300	12	15	10	79
Personal	544	103	312	155	259

Total recoveries	3,203	3,400	1,641	1,001	1,942

Net charge-offs	(38,230)	(38,586)	(43,676)	(41,290)	(35,106)
Provisions charged to operating expense	29,783	32,341	31,725	36,706	34,535

Balance at end of period	$191,594	$200,041	$206,286	$218,237	$222,821

Allocation of allowance for loan losses:
General allocated reserve:
Commercial	$46,500	$45,000	$46,000	$50,250	$52,100
Commercial real estate	56,000	60,000	67,000	75,500	72,850
Construction	7,650	10,450	9,600	12,900	16,000
Residential real estate	5,400	5,800	5,400	4,425	4,275
Home equity	2,750	3,500	3,500	3,425	3,150
Personal	3,350	3,100	3,100	3,325	3,475

Total allocated	$121,650	$127,850	$134,600	$149,825	$151,850
Specific reserve	69,944	72,191	71,686	68,412	70,971

Total	$191,594	$200,041	$206,286	$218,237	$222,821

Allocation of reserve by a percent of total allowance for loan losses:
General allocated reserve:
Commercial	24%	22%	22%	23%	23%
Commercial real estate	29%	30%	32%	35%	33%
Construction	4%	5%	5%	6%	7%
Residential real estate	3%	3%	3%	2%	2%
Home equity	1%	2%	2%	2%	1%
Personal	2%	2%	2%	2%	2%

Total allocated	63%	64%	66%	70%	68%
Specific reserve	37%	36%	34%	30%	32%

Total	100%	100%	100%	100%	100%

Allowance for loan losses to:
Total loans	2.13%	2.31%	2.38%	2.41%	2.44%
Nonperforming loans	74%	66%	62%	61%	61%

(1)	Refer to Glossary of Terms for definition.

Deposits (Dollars in thousands)

	12/31/11	% of Total	09/30/11	% of Total	06/30/11	% of Total	03/31/11	% of Total	12/31/10	% of Total
	unaudited		unaudited		unaudited		unaudited		audited
Noninterest-bearing deposits	$3,244,307	31%	$2,832,481	28%	$2,527,230	25%	$2,438,709	23%	$2,253,661	21%
Interest-bearing deposits	595,238	6%	611,293	6%	531,107	5%	540,215	5%	616,761	6%
Savings deposits	210,138	2%	214,610	2%	202,427	2%	203,550	2%	190,685	2%
Money market accounts	4,168,082	40%	4,178,087	41%	4,294,870	42%	4,627,703	44%	4,631,138	44%
Brokered deposits:
Traditional	20,499	*	60,665	1%	277,628	3%	455,473	4%	329,107	3%
Client CDARS (1)	795,452	8%	841,337	8%	956,094	9%	888,676	8%	852,458	8%
Non-client CDARS (1)	—	0%	—	0%	108,700	1%	123,047	1%	269,262	3%

Total brokered deposits	815,951	8%	902,002	9%	1,342,422	13%	1,467,196	13%	1,450,827	14%
Time deposits	1,359,138	13%	1,370,190	14%	1,336,212	13%	1,348,603	13%	1,392,357	13%

Total deposits	$10,392,854	100%	$10,108,663	100%	$10,234,268	100%	$10,625,976	100%	$10,535,429	100%

Client deposits (1)	$10,372,355	100%	$10,047,998	99%	$9,847,940	96%	$10,047,456	95%	$9,937,060	94%

*	Less than 1%.

(1)	Refer to Glossary of Terms for definition.

Net Interest Margin Unaudited (Dollars in thousands)

	Three Months Ended December 31,
	2011			2010
	Average Balance	Interest (1)	Yield/ Rate	Average Balance	Interest (1)	Yield/ Rate
Assets:
Fed funds sold and other short-term investments	$334,758	$215	0.25%	$570,264	$366	0.25%
Securities:
Taxable	2,064,044	15,263	2.96%	1,718,338	15,453	3.60%
Tax-exempt (2)	141,405	1,944	5.49%	164,241	2,520	6.14%

Total securities	2,205,449	17,207	3.12%	1,882,579	17,973	3.82%

Loans, excluding covered assets:
Commercial	5,320,119	62,775	4.62%	4,699,681	53,922	4.49%
Commercial real estate	2,493,296	27,224	4.27%	2,966,730	31,960	4.22%
Construction	302,632	2,920	3.78%	549,967	5,261	3.74%
Residential	344,002	3,450	4.01%	366,637	4,239	4.62%
Personal and home equity	416,873	3,784	3.60%	495,845	4,482	3.59%

Total loans, excluding covered assets (3)	8,876,922	100,153	4.42%	9,078,860	99,864	4.31%

Total interest-earning assets before covered assets (2)	11,417,129	117,575	4.05%	11,531,703	118,203	4.03%
Covered assets (4)	279,612	2,744	3.85%	387,146	5,511	5.57%

Total interest-earning assets (2)	11,696,741	$120,319	4.04%	11,918,849	$123,714	4.08%

Cash and due from banks	154,163			143,504
Allowance for loan and covered loan losses	(220,356)			(240,720)
Other assets	700,647			692,026

Total assets	$12,331,195			$12,513,659

Liabilities and Equity:
Interest-bearing demand deposits	$599,273	$585	0.39%	$696,877	$702	0.40%
Savings deposits	210,577	167	0.32%	184,704	206	0.44%
Money market accounts	4,253,934	4,690	0.44%	4,812,571	7,231	0.60%
Time deposits	1,369,150	4,054	1.17%	1,427,904	4,954	1.38%
Brokered deposits	893,860	1,507	0.67%	1,165,207	2,413	0.82%

Total interest-bearing deposits	7,326,794	11,003	0.60%	8,287,263	15,506	0.74%
Short-term borrowings	55,206	152	1.08%	124,716	962	3.02%
Long-term debt	379,793	5,511	5.76%	432,264	6,023	5.53%

Total interest-bearing liabilities	7,761,793	16,666	0.85%	8,844,243	22,491	1.01%

Noninterest-bearing demand deposits	3,101,145			2,224,807
Other liabilities	170,546			185,437
Equity	1,297,711			1,259,172

Total liabilities and equity	$12,331,195			$12,513,659

Net interest spread (2) (5)			3.19%			3.07%
Effect of non interest-bearing funds			0.29%			0.26%

Net interest income/margin (2) (5) (6)		$103,653	3.48%		$101,223	3.33%

(1)	Interest income included $6.5 million and $5.1 million in loan fees for the three months ended December 31, 2011 and 2010, respectively.
(2)	Interest income and yields are presented on a tax-equivalent basis, assuming a federal income tax rate of 35%. This is a non-U.S. GAAP measure. Refer to Non-U.S. GAAP Measures for a reconciliation of the effect of the tax-equivalent adjustment.
(3)	Average loans on a nonaccrual basis for the recognition of interest income totaled $291.1 million and $389.1 million for the three months ended December 31, 2011 and 2010, respectively, and are included in loans for purposes of this analysis. Interest foregone on impaired loans was estimated to be approximately $3.2 million and $4.2 million for the three months ended December 31, 2011 and 2010, respectively, and was based on the average loan portfolio yield for the respective period.
(4)	Covered interest-earning assets consist of loans acquired through an FDIC-assisted transaction that are subject to a loss share agreement and the related indemnification asset.
(5)	Refer to Glossary of Terms for definition.
(6)	For the three months ended December 31, 2010, accretion related to covered assets contributed to net interest margin by 5 basis points. There was no benefit to net interest margin for the three months ended December 31, 2011.

Note: Prior period net interest margin computations were modified to conform with the current period presentation.

Net Interest Margin Unaudited (Dollars in thousands)

	Three Months Ended December 31, 2011			Three Months Ended September 30, 2011
	Average Balance	Interest (1)	Yield/ Rate	Average Balance	Interest (1)	Yield/ Rate
Assets:
Fed funds sold and other short-term investments	$334,758	$215	0.25%	$373,705	$231	0.24%
Securities:
Taxable	2,064,044	15,263	2.96%	1,935,653	15,196	3.14%
Tax-exempt (2)	141,405	1,944	5.49%	132,716	1,973	5.95%

Total securities	2,205,449	17,207	3.12%	2,068,369	17,169	3.32%

Loans, excluding covered assets:
Commercial	5,320,119	62,775	4.62%	5,079,470	60,936	4.69%
Commercial real estate	2,493,296	27,224	4.27%	2,511,749	26,590	4.14%
Construction	302,632	2,920	3.78%	361,764	3,492	3.78%
Residential	344,002	3,450	4.01%	315,244	3,411	4.33%
Personal and home equity	416,873	3,784	3.60%	429,632	3,879	3.58%

Total loans, excluding covered assets (3)	8,876,922	100,153	4.42%	8,697,859	98,308	4.43%

Total interest-earning assets before covered assets (2)	11,417,129	117,575	4.05%	11,139,933	115,708	4.08%
Covered assets (4)	279,612	2,744	3.85%	306,390	3,866	4.95%

Total interest-earning assets (2)	11,696,741	$120,319	4.04%	11,446,323	$119,574	4.11%

Cash and due from banks	154,163			153,020
Allowance for loan and covered loan losses	(220,356)			(232,501)
Other assets	700,647			718,891

Total assets	$12,331,195			$12,085,733

Liabilities and Equity:
Interest-bearing demand deposits	$599,273	$585	0.39%	$597,741	$625	0.42%
Savings deposits	210,577	167	0.32%	210,191	210	0.40%
Money market accounts	4,253,934	4,690	0.44%	4,183,937	5,146	0.49%
Time deposits	1,369,150	4,054	1.17%	1,335,757	4,087	1.21%
Brokered deposits	893,860	1,507	0.67%	1,083,815	1,808	0.66%

Total interest-bearing deposits	7,326,794	11,003	0.60%	7,411,441	11,876	0.64%
Short-term borrowings	55,206	152	1.08%	60,283	466	3.02%
Long-term debt	379,793	5,511	5.76%	405,880	5,463	5.34%

Total interest-bearing liabilities	7,761,793	16,666	0.85%	7,877,604	17,805	0.90%

Noninterest-bearing demand deposits	3,101,145			2,747,760
Other liabilities	170,546			174,937
Equity	1,297,711			1,285,432

Total liabilities and equity	$12,331,195			$12,085,733

Net interest spread (2) (5)			3.19%			3.21%
Effect of non interest-bearing funds			0.29%			0.28%

Net interest income/margin (2) (5) (6)		$103,653	3.48%		$101,769	3.49%

(1)	Interest income included $6.5 million and $6.4 million in loan fees for the three months ended December 31, 2011 and September 30, 2011, respectively.
(2)	Interest income and yields are presented on a tax-equivalent basis, assuming a federal income tax rate of 35%. This is a non-U.S. GAAP measure. Refer to Non-U.S. GAAP Measures for a reconciliation of the effect of the tax-equivalent adjustment.
(3)	Average loans on a nonaccrual basis for the recognition of interest income totaled $291.1 million and $329.7 million for the three months ended December 31, 2011 and September 30, 2011, respectively, and are included in loans for purposes of this analysis. Interest foregone on impaired loans was estimated to be approximately $3.2 million and $3.5 million for the three months ended December 31, 2011 and September 30, 2011, respectively, and was based on the average loan portfolio yield for the respective period.
(4)	Covered interest-earning assets consist of loans acquired through an FDIC-assisted transaction that are subject to a loss share agreement and the related indemnification asset.
(5)	Refer to Glossary of Terms for definition.
(6)	For the three months ended September 30, 2011, accretion related to covered assets contributed to net interest margin by 3 basis points. There was no benefit to net interest margin for the three months ended December 31, 2011.

Net Interest Margin Unaudited (Dollars in thousands)

	Years Ended December 31,
	2011			2010
	Average Balance	Interest (1)	Yield/ Rate	Average Balance	Interest (1)	Yield/ Rate
Assets:
Fed funds sold and other short-term investments	$463,742	$1,181	0.25%	$733,841	$1,950	0.27%
Securities:
Taxable	1,891,173	61,417	3.25%	1,654,885	64,316	3.89%
Tax-exempt (2)	140,707	8,296	5.90%	165,535	10,352	6.25%

Total securities	2,031,880	69,713	3.43%	1,820,420	74,668	4.10%

Loans, excluding covered assets:
Commercial	5,130,839	240,123	4.68%	4,442,350	206,013	4.64%
Commercial real estate	2,640,297	112,091	4.25%	3,080,086	133,903	4.35%
Construction	397,771	14,937	3.76%	620,937	22,047	3.55%
Residential	325,606	14,070	4.32%	349,494	16,546	4.73%
Personal and home equity	438,266	15,751	3.59%	508,274	19,163	3.77%

Total loans, excluding covered assets (3)	8,932,779	396,972	4.44%	9,001,141	397,672	4.42%

Total interest-earning assets before covered assets (2)	11,428,401	467,866	4.09%	11,555,402	474,290	4.10%
Covered assets (4)	317,631	16,137	5.08%	422,962	37,212	8.80%

Total interest-earning assets (2)	11,746,032	$484,003	4.12%	11,978,364	$511,502	4.27%

Cash and due from banks	158,655			152,346
Allowance for loan and covered loan losses	(237,038)			(244,484)
Other assets	685,475			669,219

Total assets	$12,353,124			$12,555,445

Liabilities and Equity:
Interest-bearing demand deposits	$587,453	$2,439	0.42%	$699,598	$3,148	0.45%
Savings deposits	205,814	786	0.38%	170,268	948	0.56%
Money market accounts	4,413,971	22,171	0.50%	4,690,019	33,483	0.71%
Time deposits	1,354,246	16,947	1.25%	1,499,713	22,387	1.49%
Brokered deposits	1,210,424	7,729	0.64%	1,341,254	14,071	1.05%

Total interest-bearing deposits	7,771,908	50,072	0.64%	8,400,852	74,037	0.88%
Short-term borrowings	74,918	2,011	2.68%	180,439	5,088	2.82%
Long-term debt	401,779	21,936	5.46%	476,400	27,843	5.84%

Total interest-bearing liabilities	8,248,605	74,019	0.90%	9,057,691	106,968	1.18%

Noninterest-bearing demand deposits	2,669,924			2,083,874
Other liabilities	163,756			166,742
Equity	1,270,839			1,247,138

Total liabilities and equity	$12,353,124			$12,555,445

Net interest spread (2) (5)			3.22%			3.09%
Effect of non interest-bearing funds			0.27%			0.29%

Net interest income/margin (2) (5) (6)		$409,984	3.49%		$404,534	3.38%

(1)	Interest income included $24.4 million and $21.3 million in loan fees for the years ended December 31, 2011 and 2010, respectively.

(2)	Interest income and yields are presented on a tax-equivalent basis, assuming a federal income tax rate of 35%. This is a non-U.S. GAAP measure. Refer to Non-U.S. GAAP Measures for a reconciliation of the effect of the tax-equivalent adjustment.

(3)	Average loans on a nonaccrual basis for the recognition of interest income totaled $340.7 million and $400.1 million for the years ended December 31, 2011 and 2010, respectively, and are included in loans for purposes of this analysis. Interest foregone on impaired loans was estimated to be approximately $14.4 million and $17.2 million for the years ended December 31, 2011 and 2010, respectively, and was based on the average loan portfolio yield for the respective period.

(4)	Covered interest-earning assets consist of loans acquired through an FDIC-assisted transaction that are subject to a loss share agreement and the related indemnification asset.
(5)	Refer to Glossary of Terms for definition.

(6)	For the years ended December 31, 2011 and 2010, accretion related to covered assets contributed to net interest margin by 2 and 15 basis points, respectively.

Non-U.S. GAAP Measures Unaudited (Amounts in thousands except per share data)

This press release contains both financial measures based on accounting principles generally accepted in the United States (U.S. GAAP) and non-U.S. GAAP based financial measures. These non-U.S. GAAP measures include net interest income, net interest margin, net revenue, operating profit and efficiency ratio all on a fully taxable-equivalent basis; tier 1 common equity to risk-weighted assets, tangible equity to tangible assets, tangible equity to risk-weighted assets, tangible common equity to tangible assets, and tangible book value. We believe that presenting these non-U.S. GAAP financial measures will provide information useful to investors in understanding our underlying operational performance, our business, and performance trends and facilitates comparisons with the performance of others in the banking industry.

We use net interest income on a taxable-equivalent basis in calculating various performance measures by increasing the interest income earned on tax-exempt assets to make it fully equivalent to interest income earned on taxable investments assuming a 35% tax rate. Management believes this measure to be the preferred industry measurement of net interest income as it enhances comparability to net interest income arising from taxable and tax-exempt sources, and accordingly believes that providing this measure may be useful for peer comparison purposes.

We also consider various measures when evaluating capital utilization and adequacy, including tier 1 common equity to risk-weighted assets, tangible equity to tangible assets, tangible equity to risk-weighted assets, tangible common equity to tangible assets, and tangible book value. These calculations are intended to complement the capital ratios defined by banking regulators for both absolute and comparative purposes. Certain of these measures exclude from capital the ending balances of goodwill and other intangibles and/or preferred capital components. Because U.S. GAAP does not include capital ratio measures, we believe there are no comparable U.S. GAAP financial measures to these ratios. We believe these non-U.S. GAAP measures are relevant because they reflect the level of capital available to withstand unexpected market conditions. Additionally, presentation of these measures allows readers to compare certain aspects of our capitalization to other companies. However, because there are no standardized definitions for these ratios, our calculations may not be comparable with other companies, and the usefulness of these measures to investors may be limited.

Non-U.S. GAAP financial measures have inherent limitations, are not required to be uniformly applied, and are not audited. Although these non-U.S. GAAP financial measures are frequently used by stakeholders in the evaluation of a company, they have limitations as analytical tools, and should not be considered in isolation or as a substitute for analyses of results as reported under U.S. GAAP. As a result, we encourage readers to consider our Consolidated Financial Statements in their entirety and not to rely on any single financial measure. The following table reconciles Non-U.S. GAAP financial measures to U.S. GAAP:

	Quarters Ended
	4Q11	3Q11	2Q11	1Q11	4Q10
Taxable-equivalent interest income
U.S. GAAP net interest income	$102,982	$101,089	$100,503	$102,553	$100,347
Taxable-equivalent adjustment	671	680	716	790	876

Taxable-equivalent net interest income (a)	$103,653	$101,769	$101,219	$103,343	$101,223

Average Earning Assets (b)	$11,696,741	$11,446,323	$11,916,038	$11,930,751	$11,918,849

Net Interest Margin ((a) annualized) / (b)	3.48%	3.49%	3.36%	3.46%	3.33%

Net Revenue
Taxable-equivalent net interest income (a)	$103,653	$101,769	$101,219	$103,343	$101,223
U.S. GAAP non-interest income	25,393	27,635	21,592	23,627	34,865

Net revenue	$129,046	$129,404	$122,811	$126,970	$136,088

Operating Profit
U.S. GAAP income before income taxes	$20,534	$21,075	$15,338	$13,253	$17,898
Provision for loan and covered loan losses	31,611	32,615	31,093	37,578	35,166
Taxable-equivalent adjustment	671	680	716	790	876

Operating profit	$52,816	$54,370	$47,147	$51,621	$53,940

Efficiency Ratio
U.S. GAAP non-interest expense (c)	$76,230	$75,034	$75,664	$75,349	$82,148
Taxable-equivalent net interest income (a)	$103,653	$101,769	$101,219	$103,343	$101,223
U.S. GAAP non-interest income	25,393	27,635	21,592	23,627	34,865

Net revenue (d)	$129,046	$129,404	$122,811	$126,970	$136,088

Efficiency ratio (c) / (d)	59.07%	57.98%	61.61%	59.34%	60.36%

Non-U.S. GAAP Measures (continued) Unaudited (Amounts in thousands except per share data)

	Years Ended December 31,
	2011	2010
Taxable-equivalent interest income
U.S. GAAP net interest income	$407,127	$400,957
Taxable-equivalent adjustment	2,857	3,577

Taxable-equivalent net interest income (a)	$409,984	$404,534

Average Earning Assets (b)	$11,746,032	$11,978,364
Net Interest Margin ((a) annualized) / (b)	3.49%	3.38%
Net Revenue
Taxable-equivalent net interest income (a)	$409,984	$404,534
U.S. GAAP non-interest income	98,247	93,246

Net revenue	$508,231	$497,780

Operating Profit
U.S. GAAP income before income taxes	$70,200	$64
Provision for loan and covered loan losses	132,897	194,541
Taxable-equivalent adjustment	2,857	3,577

Operating profit	$205,954	$198,182

Efficiency Ratio
U.S. GAAP non-interest expense (c)	$302,277	$299,598
Taxable-equivalent net interest income (a)	$409,984	$404,534
U.S. GAAP non-interest income	98,247	93,246

Net revenue (d)	$508,231	$497,780

Efficiency ratio (c) / (d)	59.48%	60.19%

	Quarters Ended
	4Q11	3Q11	2Q11	1Q11	4Q10
Tier 1 Common Capital
U.S. GAAP total equity	$1,296,752	$1,286,176	$1,260,648	$1,238,132	$1,227,910
Trust preferred securities	244,793	244,793	244,793	244,793	244,793
Less: accumulated other comprehensive income, net of tax	46,697	46,051	32,535	19,121	20,078
Less: disallowed deferred tax assets	—	—	—	—	5,377
Less: goodwill	94,571	94,584	94,596	94,609	94,621
Less: other intangibles	15,353	15,715	16,089	16,464	16,840

Tier 1 risk-based capital	1,384,924	1,374,619	1,362,221	1,352,731	1,335,787
Less: preferred stock	240,403	240,020	239,642	239,270	238,903
Less: trust preferred securities	244,793	244,793	244,793	244,793	244,793
Less: noncontrolling interests	—	—	163	105	33

Tier 1 common capital (e)	$899,728	$889,806	$877,623	$868,563	$852,058

Tangible Common Equity
U.S. GAAP total equity	$1,296,752	$1,286,176	$1,260,648	$1,238,132	$1,227,910
Less: goodwill	94,571	94,584	94,596	94,609	94,621
Less: other intangibles	15,353	15,715	16,089	16,464	16,840

Tangible equity (f)	1,186,828	1,175,877	1,149,963	1,127,059	1,116,449
Less: preferred stock	240,403	240,020	239,642	239,270	238,903

Tangible common equity (g)	$946,425	$935,857	$910,321	$887,789	$877,546

Tangible Assets
U.S. GAAP total assets	$12,416,870	$12,019,861	$12,115,377	$12,497,442	$12,465,621
Less: goodwill	94,571	94,584	94,596	94,609	94,621
Less: other intangibles	15,353	15,715	16,089	16,464	16,840

Tangible assets (h)	$12,306,946	$11,909,562	$12,004,692	$12,386,369	$12,354,160

Risk-weighted Assets (i) (1)	$11,191,298	$10,665,256	$10,518,850	$10,903,625	$11,080,051

Period-end Shares Outstanding (j)	71,745	71,789	71,808	71,428	71,327

Ratios:
Tier 1 common equity to risk-weighted assets (e) / (i) (1)	8.04%	8.34%	8.34%	7.97%	7.69%
Tangible equity to tangible assets (f) / (h)	9.64%	9.87%	9.58%	9.10%	9.04%
Tangible equity to risk-weighted assets (f) / (i) (1)	10.60%	11.03%	10.93%	10.34%	10.08%
Tangible common equity to tangible assets (g) / (h)	7.69%	7.86%	7.58%	7.17%	7.10%
Tangible book value (g) / (j)	$13.19	$13.04	$12.68	$12.43	$12.30

(1)	This has been revised from the third quarter 2011 presentation due to correction of a mathematical computation.

Glossary of Terms

Assets under management and administration (“AUMA”)—Assets held in trust where we serve as trustee or in accounts where we make investment decisions on behalf of clients. AUMA also includes non-managed assets we hold in custody for clients or for which we receive fees for advisory or brokerage services. We do not include these assets on our Consolidated Balance Sheets.

Book value—Total common equity divided by outstanding shares of common stock at end of period.

CDARS® deposit program—is a deposit services arrangement that effectively achieves FDIC deposit insurance for jumbo deposit relationships. These deposits are classified as brokered deposits for regulatory reporting purposes; however, we classify these deposits as client CDARS® due to the source being our client relationships and are, therefore, not traditional ‘brokered’ deposits. We also participate in a non-client CDARS® program that is more like a traditional brokered deposit program in that our relationship is not with the underlying depositor.

Client deposits—Total deposits less brokered deposits plus client CDARSTM.

Common equity—Total equity less preferred stock.

Covered assets—Assets acquired through an FDIC-assisted transaction that are subject to a loss share agreement and are presented separately on the Consolidated Balance Sheets.

Credit quality indicators—The Company has adopted an internal risk rating policy in which each loan is rated for credit quality with a numerical rating of 1 through 8. Loans rated 5 and better (1-5 ratings, inclusive) are credits that exhibit acceptable financial performance, cash flow, and leverage. If any risk exists, we attempt to mitigate by structure, collateral, monitoring, or other meaningful controls. Credits rated 6 are considered special mention as these credits demonstrate potential weakness and that if left unresolved, may result in deterioration in the Company’s credit position and/or the repayment prospects for the credit. Borrowers rated special mention may exhibit adverse operating trends, high leverage, tight liquidity or other credit concerns. Potential problem loans have a risk rating of 7 and are considered inadequately protected by the current net worth and paying capacity of the obligor, the collateral pledged, or guarantors. These loans generally have a well defined weakness or weaknesses that may jeopardize liquidation of the debt and are characterized by the distinct possibility that the Company will sustain some loss if the deficiencies are not resolved. Nonperforming loans include nonaccrual loans risk rated 7 or 8 and have all the weaknesses inherent in a 7-rated potential problem loan with the added characteristic that the weaknesses make collection or liquidation in full, on the basis of currently existing facts, conditions and values, highly questionable and improbable. Special mention, potential problem and nonperforming loans are reviewed at minimum on a quarterly basis, while all other rated credits are reviewed as the situation warrants.

Credit valuation adjustment (“CVA”)—An adjustment may need to be incorporated into the valuation of derivative instruments for nonperformance risk to include the counterparty’s credit risk and the Company’s own credit risk. This adjustment is referred to as the CVA. The CVA represents the credit component of fair value with regard to both client-based trades and the related matched trades with interbank dealer counterparties.

Efficiency ratio—Total non-interest expense divided by the sum of net interest income on a tax equivalent basis and non-interest income. This is a non-U.S. GAAP financial measure.

Fee revenue as percent of total revenue ratio—Total non-interest income less net securities gains (losses) divided by the sum of net interest income and non-interest income less net securities gains (losses).

U.S. GAAP—Accounting principles generally accepted in the United States of America.

Net interest margin—Expressed as a percentage, net interest margin is a ratio computed as annualized taxable-equivalent net interest income divided by average interest-earning assets. The annualization of net interest income for the quarterly yield takes into consideration the interest payment convention at the product level. This is a non-U.S. GAAP financial measure.

Net interest spread—The difference between the average yield earned on interest-earning assets on a taxable-equivalent basis and the average rate paid for interest-bearing liabilities.

Net overhead ratio—Total non-interest expense less non-interest income divided by average total assets.

Net revenue—The sum of taxable equivalent net interest income and non-interest income. This is a non-U.S. GAAP financial measure.

Non-U.S. GAAP—Certain financial measures within this document that are not formally defined by U.S. GAAP or codified in the federal banking regulations. A reconciliation of these non-U.S. GAAP measures may be found on the previous two pages.

Operating profit—The sum of U.S. GAAP income before income taxes, provision for loan and covered loan losses and taxable-equivalent adjustment. This is a non-U.S. GAAP financial measure.

Risk-weighted assets—Computed by the assignment of specific risk-weights (as defined by the Board of Governors of the Federal Reserve System) to assets and off-balance sheet instruments.

Tangible book value—Total common equity less goodwill and other intangibles divided by outstanding shares of common stock at end of period. This is a non-U.S. GAAP financial measure.

Tangible common equity to tangible assets ratio—Tangible common equity divided by tangible assets, where tangible common equity equals total equity less preferred stock, goodwill and other intangible assets and tangible assets equals total assets less goodwill and other intangible assets. This is a non-U.S. GAAP financial measure.

Glossary of Terms (continued)

Taxable-equivalent interest income—The interest income earned on certain assets is completely or partially exempt from Federal income tax. As such, these tax-exempt instruments typically yield lower returns than taxable investments. To provide more meaningful comparisons of yields and margins for all interest-earning assets, we use interest income on a taxable-equivalent basis in calculating average yields and net interest margins by increasing the interest income earned on tax-exempt assets to make it fully equivalent to interest income earned on other taxable investments. This adjustment is not permitted under U.S. GAAP on the Consolidated Income Statement.

Tier 1 common capital—Tier 1 risk-based capital, less preferred equity, less trust preferred capital securities, and less noncontrolling interests.

Tier 1 common capital ratio—Tier 1 common capital divided by period-end risk-weighted assets. This is a non-U.S. GAAP financial measure.

Tier 1 risk-based capital—Total equity, plus trust preferred capital securities, plus certain noncontrolling interests that are held by others; less goodwill and certain other intangible assets, less equity investments in nonfinancial companies, less ineligible servicing assets, less disallowed deferred tax assets and less net unrealized holding gains (losses) on available for sale equity securities, available for sale debt securities, and cash flow hedge derivatives.

Tier 1 risk-based capital ratio—Tier 1 risk-based capital divided by period-end risk-weighted assets.

Leverage ratio—Tier 1 risk-based capital divided by adjusted average total assets.

Total risk-based capital—Tier 1 risk-based capital plus qualifying subordinated debt, other noncontrolling interest not qualified as Tier 1, eligible gains on available-for-sale equity securities and the allowance for loan and lease losses, subject to certain limitations.

Total risk-based capital ratio—Total risk-based capital divided by period-end risk-weighted assets.

Transformational and legacy portfolios—We aggregate loans by originating line of business for reserve purposes because of observable similarities in the performance experience of loans underwritten by the business units. Loans originated by the business units that existed prior to the strategic changes in 2007 are considered “legacy” loans. Loans originated by a business unit that was established in connection with or following the business transformation plan are considered “transformational” loans. Renewals or restructurings of legacy loans may continue to be evaluated as legacy loans depending on the structure or defining characteristics of the new transaction. The Company has implemented a line of business model that has reorganized the legacy business units so that after 2009, all new loan originations are considered transformational.